Exhibit 2.4

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“MOTIF ACQUISITION SUB INC.”, A DELAWARE CORPORATION,

WITH AND INTO “MOTIF BIOSCIENCES INC.” UNDER THE NAME OF “MOTIF BIOSCIENCES INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTY-FIRST DAY OF MARCH, A.D. 2015, AT 6:38 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF APRIL, A.D. 2015, AT 4:58 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE AND KENT COUNTY RECORDER OF DEEDS.

3734188 8100M 150446931

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 2255156

DATE: 04-01-15
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:38 PM 03/31/2015
FILED 06:38 PM 03/31/2015
SRV 150446931 - 3734188 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is, Motif Biosciences Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Motif Acquisition Sub Inc., a Delaware corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FOURTH: The merger is to become effective on April 1, 2015 at 4:58 p.m. Eastern Time.

FIFTH: The Agreement of Merger is on file at 330 Madison Avenue, Suite 662, New York, NY 10017, an office of the surviving corporation, the place of business of the surviving corporation.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 31st day of March, 2015.

By:	/s/ Graham G. Lumsden
Name:	Graham G. Lumsden
Title:	Chief Executive Officer